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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the inclusion of our report dated January 19, 2001, on the consolidated financial statements of Brown & Brown, Inc. (the "Company") as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, into Amendment No. 1 to the Company's registration statement on Form S-4, Registration No. 333-67418 covering shares of common stock to be issued to the shareholders of Golden Gate Holdings, Inc., and to all references to our Firm included in this registration statement.


/S/ ARTHUR ANDERSEN LLP

Orlando, Florida,
September 27, 2001